                                                                     EXHIBIT 99


CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Congress encouraged public companies to make "forward-looking statements"* by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. MoneyGram Payment Systems, Inc. (the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act.

To qualify oral forward-looking statements for protection under the Reform Act, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe-harbor protection of the Reform Act.

Important factors upon which the Company's forward-looking statements are premised include the following:

    - Continued growth at rates approximating recent levels for consumer money transfer transactions.

    - No unanticipated changes in laws or regulations affecting the Company's businesses which require significant product redevelopment efforts or render products obsolete.

    - Absence of significant changes in retail foreign exchange spreads on retail money transfer transactions, particularly between the United States and Mexico.

    -    No material changes in pricing actions by major competitors.

    - Absence of loss of a major portion of the Company's distribution network.

    - Absence of new major competitors or new competing products or services.

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.
Due to these inherent uncertainties the investment community is urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

* "FORWARD-LOOKING STATEMENTS" can be identified by use of words such as "expect", "estimate", "project", "forecast", "anticipate", "plan" and similar expressions.